                                  EXHIBIT 10.2





                               SECURED CONVERTIBLE
                               TERM LOAN AGREEMENT







                            Dated: September 30, 1996





                                  $3,000,000





                          MANAGED CARE SOLUTIONS, INC.

                                (the "Borrower")




                                       and




                  BLUE CROSS AND BLUE SHIELD OF TEXAS, INC.

                                   ("BCBSTX")

                               SECURED CONVERTIBLE
                               TERM LOAN AGREEMENT


            This Secured Convertible Term Loan Agreement (the "Agreement") is made and entered into as of the 30th day of September, 1996 between Managed Care Solutions, Inc., a Delaware corporation ("MCS"), and Blue Cross and Blue Shield of Texas, Inc., a Texas group hospital services company ("BCBSTX").

                                     RECITAL

            This Agreement is being entered into to provide a secured convertible term loan from BCBSTX to MCS in the maximum principal amount of $3,000,000 (the "Loan"). As hereinafter provided, the Loan shall be convertible into shares of common stock of MCS.

                                   AGREEMENTS

            In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of the Loan made hereunder to or for the benefit of MCS by BCBSTX, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            As used herein:

            "Accounts", "Chattel Paper", "Contracts", "Contract Rights", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property" and "Account Debtor" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as in effect in the State of Arizona.

            "AHC" means Arizona Health Concepts, Inc., an Arizona corporation, which is a wholly-owned Subsidiary of the Borrower.

            "Bankruptcy Law" means any law referred to in clause (i) of
Section 7.1.7 hereof.

            "Benova" means Benova Managed Care Solutions, LLC, a New York limited liability company, 65% of the equity interest of which is owned by the Borrower.

            "Business Plan" means the Business Plan dated July 16, 1996 delivered to BCBSTX by the Borrower prior to Closing.

            "CHCI" means Community Health Choice of Illinois, Inc., a Delaware corporation, which is 49% owned by the Borrower.

            "CHCI Note" means the promissory note made by CHCI payable to the order of the Borrower with an outstanding principal amount on the date of this Agreement of $2,000,000.

            "Closing" means the closing referred to in Section 3.1.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

            "Collateral" means the collateral referred to in Section 4.1 securing the Loan.

            "Collateral Coverage Ratio" means a ratio of Eligible Assets to the outstanding balance of the Loan at the time of determination equal to at least 150%.

            "Collateral Documents" means Pledge Agreement, Security Agreement and all financing statements required by the Security Agreement.

            "Consolidated Tangible Net Worth" means, at any time, the excess of the shareholders' equity of the Borrower over the unamortized goodwill of the Borrower and other intangible assets of the Borrower.

            "Controlled Group" means all members of a Controlled Group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

            "Current Account" means any Eligible Account which has been rendered to the Account Debtor thereunder and does not remain unpaid for 90 days past the invoice date thereof.

            "Eligible Account" means an Account owing to Borrower so long as it continues to meet the following requirements:

            (i) it is genuine and in all respects what it purports to be;

            (ii) it is owned by the Borrower; and the Borrower has the right to subject it to a security interest in favor of BCBSTX and it is subject to a first priority perfected security interest in favor of BCBSTX and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

            (iii) it arises from (A) the performance of services by the Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder or (B) the sale or lease of Goods by the Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications, if any, and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept any of the Goods, and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and the Borrower has possession of shipping and delivery receipts evidencing delivery of such Goods;

            (iv) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit,


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
      allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

            (v) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

            (vi) the Account Debtor thereunder is not a director, officer, employee or agent of the Borrower or a Subsidiary;

            (vii) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower assigns its right to payment of such Account to BCBSTX pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

            (viii) it is not an Account with respect to which the Account Debtor is located in a state which requires the Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to
      (A) receive a certificate of authority to do business and be in good standing in such state or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) the Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or
      (B) may be cured retroactively by the Borrower at its election if (z) the Borrower has proven, to BCBSTX's satisfaction, that it is exempt from any such requirements under any such state's laws;

            (xi) it is an Account which arises out of a transaction made in the ordinary course of Borrower's business;

            (x) the Account Debtor is a resident or citizen of, and is located within, the United States of America;

            (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis; and

            (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of the Borrower contained in this Agreement.

            "Eligible Assets" means (A) 80% of the amount of any Current Account, (B) 60% of the book value of any machinery and equipment, (C) 50% of the book value of purchased software, (D) 75% of the outstanding principal amount of the CHIC Note, (E) 95% of the amount of any certificate of deposit or letter of credit issued by a national or state bank having capital and surplus of at least $500,000,000 and (F) such portion of any other assets of the Borrower,


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
including the capital stock of any Subsidiary, as shall be agreed upon by BCBSTX and the Borrower on any Valuation Date, provided, however, that if the Borrower and BCBSTX are unable to mutually agree upon a valuation for this purpose of the stock of Ventana, then such stock shall be valued at its book value and 90% of such value shall be an Eligible Asset.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "Event of Default" means an Event of Default under Section 7.1.

            "Financial Statements" means the consolidated balance sheets of the Borrower and its Subsidiaries as of May 31, 1996 and May 31, 1995 and as of August 31, 1996 and August 31, 1995 and consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the twelve and three months, respectively, ended on such dates.

            "Indebtedness" means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

            (i) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

            (ii) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or
      (3) to supply funds to or in any other manner invest in the debtor;

            (iii) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

            (iv) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with generally accepted accounting principles, should not be reflected on the lessee's balance sheet.

            Notwithstanding the foregoing, "Indebtedness" shall not be deemed to include amounts due participants under certificates issued by health maintenance organizations in the ordinary course of business unless the amount due under any such certificate has been finally determined and remains unpaid for a period of more than 30 days after such final determination.

            "Insolvency Law" means any law referred to in clause (ii) of
Section 7.1.7.


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
            "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

            "Loan" means the secured convertible term loan referred to in the Recital of this Agreement and represented by the Note.

            "MCSA" means Managed Care Solutions of Arizona, Inc., an Arizona corporation, which is a wholly-owned Subsidiary of the Borrower.

            "Note" means the 8% Convertible Note issued to BCBSTX, referred to in Section 2.4 hereof, evidencing the Loan in the form attached hereto as Exhibit A, as such note shall be amended, modified, extended, renewed or restated from time to time.

            "Obligations" means the obligation of the Borrower:

            (i) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other indebtedness, liabilities or obligations to BCBSTX, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (or any successor statute));

            (ii) To repay to BCBSTX all amounts advanced by BCBSTX hereunder on behalf of the Borrower, including, but without limitation, advances for liens, taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

            (iii) To reimburse BCBSTX, on demand, for all of BCBSTX's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought to enforce payment of any of the obligations referred to in the foregoing paragraphs (i) and (ii).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Liens" means:

            (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

            (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in


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
      connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

            (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

            (iv) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

            (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any Subsidiary in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

            (vi)  Liens in favor of BCBSTX;

            (vii) Existing liens, if any, set forth or described on Exhibit D hereto;

            (viii) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower or any Subsidiary, or materially impair the use thereof in the operation of its business and so long as the Borrower shall have established a reserve in its financial statements in an amount equal to any such claim:

                  (a) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

                  (b) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                  (c) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

                  (d)   Adverse judgments on appeal; and


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
            (ix) Rights of third parties in deposits required by applicable law or regulations to be maintained by the Borrower and any of its Subsidiaries in order to conduct their respective businesses in any jurisdiction.

            "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

            "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

            "Pledge Agreement" means the pledge agreement dated September 30, 1996 entered into between the Borrower and BCBSTX in connection with the Loan, which pledge agreement shall be substantially in the form of Exhibit B hereto.

            "Pledged Stock" means all of the issued and outstanding capital stock of, and equity interests in, AHC, MCSA, Ventana and CHCI which is now owned or hereafter at any time acquired by the Borrower and all of the issued and outstanding voting capital stock of any corporation which is hereafter at any time acquired by the Borrower and all interest in Benova owned now or hereafter at any time acquired by the Borrower and any interest in any other partnership interest, limited liability company interest or joint venture interest which may hereafter be acquired by the Borrower.

            "Potential Default" means an event or condition which, but for the lapse of time or giving of notice, or both, would constitute an Event of Default.

            "Rate" means the Rate referred to in Section 2.7.1.

            "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

            "Security Agreement" means the security agreement dated September 30, 1996 entered into between the Borrower and BCBSTX in connection with the Loan, which security agreement shall be substantially in the form of Exhibit C hereto.

            "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower. For purposes of this Agreement, the term Subsidiary shall include Benova except that references to the corporate nature of Benova shall relate to its existence as a limited liability company.


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
            "Third Party Financing" means any financing from a third party whether in the form of an Indebtedness for borrowed money, funded debt, sale and leaseback, convertible debt, private placement of common stock, preferred stock, or other equity or hybrid security, but excludes any other obligations incurred in the ordinary course of business, including, without limitation, renewals or extensions of existing Indebtedness and interest thereon, accounts payable, accrued medical claims, risk pool payables and accrued expenses.

            "Valuation Date" means the last business day of each March, June, September and December. In addition, BCBSTX shall have the right to designate two additional Valuation Dates in any fiscal year.

            "Ventana" means Ventana Health Systems, Inc., an Arizona corporation, which is a wholly-owned Subsidiary of the Borrower.

            "Warrant" means the warrant certificate issued to BCBSTX, referred to in Section 2.8 hereof, evidencing the right granted to BCBSTX in connection with the Loan to purchase shares of common stock of the Borrower, which Warrant shall be in the form attached hereto as Exhibit E.

            "WGB Convertible Note" means the 8% convertible unsecured note issued to Malcolm McDougal Brown and Richard C. Jelinek, trustees u/a dated 12/20/93 with William Gardner Brown, grantor known as the William Gardner Brown 1993 GST Trust on the date hereof which is convertible into common stock, $.01 par value per share, on the same basis as the Note.

            "WGB Warrant" means the Warrant issued to Malcolm McDougal Brown and Richard C. Jelinek, trustees u/a dated 12/20/93 with William Gardner Brown, grantor known as the William Gardner Brown 1993 GST Trust on the date hereof to purchase 10,000 shares of common stock, $.01 par value per share, of the Borrower, on the same basis as the Warrant.

            Interpretation. In this Agreement, unless the context otherwise requires:

            (i) The terms "hereby," "hereof," "hereto," "hereunder," "herein" and any similar terms used herein refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before the date of this Agreement;

            (ii) Words contemplating the singular number shall mean and include the plural number and vice versa;

            (iii) Any headings preceding the text of the several Sections and Paragraphs of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;


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
            (iv) Sections and Paragraphs mentioned by number only are the respective Sections and Paragraphs of this Agreement so numbered; and

            (v) As previously disclosed to BCBSTX by the Borrower, AHC has a negative net worth, and without the investment of additional funds, AHC may be unable to satisfy its obligations as they become due. To the extent any representation, warrant, covenant or default in this Agreement would be breached or violated due to the financial condition of AHC or its business, such representation, warranty, covenant or default shall be deemed not to apply to AHC.

                                   ARTICLE II
                                    THE LOAN

            2.1 General Terms. Subject to the terms hereof, BCBSTX will lend the Borrower the principal sum of $3,000,000 on a term basis.

            2.2 Disbursement of the Loan. BCBSTX will wire transfer the proceeds of the Loan at Closing to the Borrower's bank account as shall be designated by Borrower at least 24 hours prior to Closing.

            2.3 Use of Loan Proceeds. Proceeds of the Loan will be used by the Borrower to satisfy existing Indebtedness, provide working capital and finance expansion.

            2.4 The Note. At the time of the making of the Loan, the Borrower will execute and deliver the Note to BCBSTX.

            2.5 Payments of Principal. The principal of the Loan shall be repaid as follows:

            2.5.1 The principal amount of the Loan shall be due and payable on September 30, 1999 unless (i) the Loan is automatically extended as provided in Clause 2.5.2 below in which event the principal amount of the Loan shall be due and payable on the date to which the Loan is automatically extended pursuant to Clause 2.5.2 below, or (ii) BCBSTX otherwise agrees to an extension of the Loan; and

            2.5.2 (i) In the event that on September 30, 1999 no Default or Potential Default, including a failure to pay interest due notwithstanding that the applicable grace period has not expired, exists under this Agreement, the date on which the principal of the Loan shall be repaid shall be, without any action on behalf of BCBSTX, automatically extended to September 30, 2000 and (ii) in the event that on September 30, 2000 no Default or Potential Default, including a failure to pay interest due notwithstanding that the applicable grace period has not expired, exists under this Agreement, the date on which the principal of the Loan shall be repaid shall be, without any action on behalf of BCBSTX, automatically extended to September 30, 2001. Prior to any automatic extension becoming effective, the


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
      Borrower shall deliver a certificate of an officer of the Borrower to the effect that all conditions precedent to such automatic extension have been satisfied.

            2.5.3 The Borrower shall be entitled to prepay the Loan, in whole or in part, at any time upon delivery of not less than 45 days nor more than 60 days prior written notice to BCBSTX of the date fixed for payment.

            2.6 Conversion Rights. BCBSTX shall have the right, at any time and from time to time prior to payment of the Loan in full, to convert the Note into shares of common stock of the Borrower as more fully set forth in the Note.

            2.7 Interest Rate and Payments of Interest.

            2.7.1 Interest on the Loan shall be paid as follows:

                  (1) Interest on the principal balance of the Loan, from time to time outstanding, and on all other Obligations arising under this Agreement, will be payable at a rate (the "Rate") equal to eight percent (8%) per annum, shall be compounded monthly and be payable on September 30, 1999;

                  (2) If the Loan is extended as provided in Section 2.5.2,
            interest accruing after September 30, 1999 shall be compounded monthly and be payable on September 30, 2000 and interest accruing after September 30, 2000 shall be compounded monthly and be payable on September 30, 2001;

                  (3) If the Loan is prepaid either in whole or in part,
            interest on any principal balance being prepaid to the prepayment date shall be due on such date;

                  (4) If the Loan is converted into common stock of the Borrower as provided in Section 2.6 and in the Note, all unpaid interest accrued on the Loan to the conversion date shall be due on such date; and

                  (5) At any time an Event of Default shall occur under this
            Agreement all unpaid interest accrued on the Loan to the date such Event of Default occurred shall be immediately due and payable.

            2.7.2 If, at any time, the Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws.


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
            2.8 Warrant. The Borrower shall deliver to BCBSTX the Warrant granting BCBSTX the right to purchase 100,000 shares of common stock (subject to anti-dilution protection) at a price equal to $4.45 per share. The Warrant shall be subject to the terms and conditions set forth in the certificate evidencing the Warrant and shall be exercisable on or before September 30, 2001.

            2.9 Payment to BCBSTX. All sums payable to BCBSTX hereunder shall be paid directly to BCBSTX in immediately available funds. BCBSTX shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies BCBSTX to the contrary within 30 days of its receipt of any statement which it deems to be incorrect.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

            The obligation of BCBSTX to make the Loan hereunder is subject to the following conditions precedent:

            3.1 Documents Required for the Closing. The Borrower shall have delivered to BCBSTX, prior to the disbursement of the Loan (the "Closing") the following:

            3.1.1 The Note;

            3.1.2 The Warrant;

            3.1.3 The Pledge Agreement duly executed by the Borrower together with the certificates representing (i) all shares of capital stock of the Subsidiaries, (ii) 49% of the shares of capital stock of CHCI, (iii) evidence, if any, representing the Borrower's interest in Benova and (iv) the CHCI Note pledged under the Pledge Agreement, duly endorsed in blank or with appropriate instruments of assignment;

            3.1.4 A certificate of the Borrower's chief financial officer confirming compliance on the date of Closing of the provisions of Section
      4.1 establishing the Collateral required to be maintained hereunder and the Collateral Coverage Ratio.

            3.1.5 The Security Agreement;

            3.1.6 The financing statements required by the Security Agreement and the Pledge Agreement;

            3.1.7 A copy of the resolutions of the Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Warrant, the Pledge Agreement, the Security Agreement, the other Collateral Documents and each other document to be delivered pursuant hereto, certified as of the date of the Closing by the Borrower's Secretary or Assistant Secretary;


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
            3.1.8 A copy, certified as of the most recent date practicable by the Secretary of State of Delaware, of the Borrower's articles of incorporation, together with a certificate dated the date of the Closing of the Borrower's Secretary to the effect that such articles of incorporation have not been amended since the date of the aforesaid certification by the Secretary of State of Delaware;

            3.1.9 A copy of the Borrower's bylaws certified as of the date of the Closing by the Borrower's Secretary or Assistant Secretary;

            3.1.10 A certificate of the Borrower's Secretary or Assistant Secretary dated the date of the Closing as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note, the Warrant, the Collateral Documents, and each other document to be delivered by the Borrower pursuant hereto;

            3.1.11 Copies of certificates, as of the most recent dates practicable, of the Secretary of State of Delaware respecting the Borrower and the Secretaries of State of each state in which the Borrower is qualified as a foreign corporation as to the good standing of the Borrower and indicating that all franchise taxes due have been paid;

            3.1.12 Copies, certified as of the most recent date practicable by the Secretary of State of Arizona, of the articles of incorporation of such Subsidiary, together with a certificate dated the date of the Closing of the Secretary of such Subsidiary to the effect that such articles of incorporation have not been amended since the date of the aforesaid certification by the Secretary of State of Delaware;

            3.1.13 Copies of the bylaws of each Subsidiary, certified as of the date of the Closing by the Secretary or Assistant Secretary of such Subsidiary;

            3.1.14 Copies of certificates, as of the most recent dates practicable, of the Secretaries of State of each state in which a Subsidiary is organized and each state in which a Subsidiary is qualified as a foreign corporation, as to the good standing of such Subsidiary and indicating that all franchise taxes have been paid;

            3.1.15 Copies of certificates of authority as of the most recent dates practicable from the insurance department of each other state in which any Subsidiary is conducting a business requiring such Subsidiary to be licensed by such state;

            3.1.16 Written opinions of Bell, Boyd & Lloyd, Chicago, Illinois, and Laird, Scheck, Lindfors and Smyth, the Borrower's counsels, dated the date of the Closing and addressed to BCBSTX, substantially in the forms set forth in Exhibits F and G hereto, covering such other matters incident to the transactions contemplated by this Agreement as BCBSTX may reasonably request;

            3.1.17 A certificate, dated the date of the Closing, signed by the President or a Vice President of the Borrower, to the effect that no event or change referred to in Section 3.2 has occurred, the representation and warranties set forth within Section 5.1 are true as of the date of the Closing and with respect to such other matters as BCBSTX may reasonably request; and

            3.1.18 A Lock-up letter from James A. Burns.

            3.1.19 Copies of non-compete agreements between the Company and each of the following employees of the Company in a form approved by BCBSTX:

                        James A. Burns
                        Rhonda Brede
                        Richard M. Jelinek
                        Michael J. Kennedy
                        Jill Paterson
                        David Bryant

            3.2 Certain Events. At the time of the Closing:

            3.2.1 No Event of Default or Potential Default shall have occurred and be continuing;

            3.2.2 No material adverse change shall have occurred in the financial condition of the Borrower and its Subsidiaries, taken as a whole, since August 31, 1996, the date of the most recent financial statements delivered to BCBSTX prior to the Closing; and

            3.2.3 No event shall have occurred which would cause any of the Collateral Documents not to be in full force and effect.

            3.3 Legal Matters. At the time of the Closing, all legal matters incidental to the Loan shall be reasonably satisfactory to Haynes & Boone, counsel to BCBSTX.

            3.4 Board Approval. Prior to the time of the Closing, BCBSTX's Board of Directors shall have authorized the Loan.

                                   ARTICLE IV
                                    SECURITY

            4.1 Security.

            4.1.1 As security for the prompt satisfaction of all Obligations, the Borrower shall in (1) the Borrower Security Agreement grant BCBSTX a lien upon and security interest in, all of the assets of the Borrower, including the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, but without limitation, insurance proceeds) thereof: (a) Accounts; (b) Chattel Paper; (c) Contracts; (d) Contract Rights; (e) Documents; (f) Equipment; (g) Fixtures; (h) General Intangibles; (i) Instruments; (j) Inventory; (k) Investment Property; (l) the Pledged Stock; (m) the CHCI Note; (n) rights as seller of Goods and rights to returned or repossessed Goods; (o) all Records pertaining to any other Collateral; and (p) any and all other assets of the Borrower, and (2) the Pledge Agreement pledge to BCBSTX all of the Pledged Stock and the CHCI Note.

            4.1.2 Realization by BCBSTX on the pledge of all of the issued and outstanding shares of common stock of Ventana in the event BCBSTX elects to exercise its remedies under the Pledge Agreement if an Event of Default occurs is subject to the receipt of the consent of the Arizona Health Care Cost Containment System Administration. The Borrower agrees to take any commercially reasonable actions requested by BCBSTX to assist BCBSTX in obtaining such consent.

            4.1.3 The Borrower shall maintain Collateral subject to the foregoing lien which Collateral shall consist of Eligible Assets having a value sufficient to satisfy the Collateral Coverage Ratio.

            4.1.4 Subject to the following sentence, the Borrower shall have the right on any Valuation Date to require BCBSTX to release its security interest in, and lien on, any tangible and/or intangible assets of the Borrower, provided that BCBSTX shall not be required to release such assets if after giving effect to such release the Coverage Ratio on such Valuation Date would not be satisfied. The Borrower shall have the right to designate the assets to be released, provided, however, that the capital stock of Ventana pledged under this Agreement shall not be released so long as the Note is outstanding or any other Obligation is owed by the Borrower to BCBSTX.

            4.1.5 If on any Valuation Date, Eligible Assets are not subject to a lien in favor of BCBSTX pursuant to the Security Agreement or the Pledge Agreement sufficient to satisfy the Collateral Coverage Ratio, the Borrower shall immediately pledge additional Eligible Assets to BCBSTX to ensure that the Collateral Coverage Ratio is satisfied.

            4.2 Priority of Liens. The foregoing liens shall be first and prior liens except for Permitted Liens.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES.

            5.1 To induce BCBSTX to enter into this Agreement, the Borrower represents and warrants to BCBSTX as follows:

            5.1.1 The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has all power (corporate and other) necessary to carry on its business as now being conducted and to own, lease and operate its properties. The Borrower is duly licensed, qualified and authorized to conduct its business in Arizona and in all other jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires licensing, qualification or authorization;

            5.1.2 The authorized equity securities of the Borrower consist of 10,000,000 shares of common stock, par value $.01 per share, of which 4,364,712 shares are issued and outstanding. The Borrower has no obligation or commitment to issue any equity securities of the Borrower except for 1,032,000 shares of common stock, $.01 par value per share, issuable under the Borrower's Stock Option Plan, 984,273 shares of which are subject to outstanding options, 300,000 shares of such common stock issuable under the terms of the Borrower's Stock Purchase Plan and the shares issuable upon conversion of the WGB Convertible Note and WGB Warrant. The Borrower owns directly all of the outstanding shares of common stock of AHC, MCSA and Ventana. In addition, the Borrower owns 49% of the outstanding capital stock of Community Health Choice of Illinois, Inc. and a 65% interest in Benova. The authorized capital stock of AHC consists of 500,000 shares of common stock, $10.00 par value, of which on the date of this Agreement 1 share is issued and outstanding. The authorized capital stock of MCSA consists of 2,000,000 shares of common stock, no par value, of which on the date of this Agreement 1 share is issued and outstanding. The authorized capital stock of Ventana consists of 2,000,000 shares of common stock, no par value, of which on the date of this Agreement 1 share is issued and outstanding. The authorized capital stock of CHCI consists of 102 shares of class A common stock, no par value, of which, on the date of this Agreement, 102 shares are issued and outstanding and 98 shares of class B common stock, no par value, of which, on the date of this Agreement, 98 shares are issued and outstanding. The Borrower owns the 98 shares of the class B common stock of CHCI or 49% of the outstanding shares of capital stock of CHCI. The Borrower also owns a 65% interest in Benova. All of the outstanding shares of such Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, except for the shares of CHCI which have not as yet been paid, and are owned by the Borrower, directly free and clear of all claims, liens, encumbrances and charges of any kind (except to the extent created by the Collateral Documents); and there are no existing options, calls or commitments of any character relating to any shares of capital stock of any such Subsidiary. Each Subsidiary and CHCI is duly organized and validly existing under the laws of its State of incorporation, and has all power (corporate and other) necessary to carry on its business as now being conducted, and to own, operate and lease its properties. Ventana, AHC and MCSA possess all necessary rights, privileges, licenses, franchises and authorizations necessary to carry on their business as now being conducted. Neither the Borrower nor any Subsidiary is in violation of any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition or consolidated earnings of the Borrower.

            5.1.3 Neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note, the Warrant and the Collateral Documents will not (immediately, or with the passage of time or the giving of notice, or both):

                  (1) Violate or conflict with the articles of incorporation or bylaws of the Borrower, or violate any Laws binding upon the Borrower or any Subsidiary or their properties;

                  (2) Violate or conflict with or result in a material breach of any of the terms or conditions of or constitute a default under any material contract, agreement, commitment, indenture, mortgage, note, bond, license, permit, or other instrument or obligation to which the Borrower or any Subsidiary is a party or by which any property or assets of any of them may be bound or affected;

                  (3) Violate any order, writ, injunction or decree of any
            court, administrative agency or governmental body; or

                  (4) Result in the creation or imposition of any security
            interest in, or lien or encumbrance upon, any of the assets of the Borrower or any Subsidiary, except in favor of BCBSTX;

            5.1.4 The Borrower has the power and authority to enter into and perform this Agreement, the Note, the Warrant and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note, the Warrant and the Collateral Documents to be delivered by the Borrower;

            5.1.5 This Agreement and the Collateral Documents are, and the Note and the Warrant when delivered will be, valid, binding obligations, enforceable in accordance with their respective terms;

            5.1.6 Except as otherwise set forth in Exhibit D to this Agreement or in the consolidated financial statements at and for the fiscal year ended May 31, 1996 of the Borrower and the Subsidiaries, there are no actions, suits, investigations or proceedings pending other than actions, suits, investigations or proceedings which are of a nature generally encountered by the Borrower and/or Subsidiaries in the ordinary course of their businesses in any court or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, or instrumentality, or to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which seek $50,000 or more in compensatory or punitive damages or the eventual outcome of which, if decided adversely to the Borrower or any Subsidiary, could have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects, of either the Borrower and its Subsidiaries, taken as a whole; and the aggregate damages sought in all such actions, suits or proceedings not disclosed because they seek less than $25,000 in compensatory or punitive damages does not exceed the aggregate of $200,000; and there are no other proceedings, actions or other matters pending before any insurance department to which the Borrower, or any Subsidiary is a party;

            5.1.7 Except as otherwise set forth in Exhibit D to this Agreement, there is no pending order, stipulation or other direction from any court, agency, department or other body with jurisdiction over the Borrower or any Subsidiary, that would materially restrict the Borrower's or any Subsidiary's ability to carry on their respective businesses in the manner in which they were carried on during the periods covered by the Financial Statements;

            5.1.8 Except as otherwise set forth in Exhibit D hereto, the Borrower and each Subsidiary have good and marketable title to all of their assets, subject to no security interest, encumbrance or lien, or claim of any third person except for Permitted Liens;

            5.1.9 The consolidated balance sheet at May 31, 1996 of the Borrower and its Subsidiaries and the consolidated statements of operations and cash flows for the twelve-month period ended May 31, 1996, reported on by Price Waterhouse LLP, and the unaudited Financial Statements of the Borrower and its Subsidiaries, at and for the three-month period ended August 31, 1996, reported upon by the chief financial officer of the Borrower, all of which have been furnished to BCBSTX, present fairly in all material respects their respective consolidated and individual financial positions, results of operations and changes in financial position at and for the dates and periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis. The unaudited financial statements reflect all adjustments (which consist only of normal recurring accruals) necessary for a fair presentation in all material respects of financial position and results of operations at the respective dates and for the period;

            5.1.10 Except where the failure to file or the inadequacy of a filing would not have a materially adverse effect on financial condition, results of operations, business or prospects of the Borrower or any Subsidiary, all reports and statements required by any law to be filed by or for the Borrower or any Subsidiary with any governmental authority relating to or as a result of any business conducted by the Borrower or any Subsidiary have been timely filed and are accurate and complete in all material respects, and no material deficiency in any such filing has been asserted by any such authority;

            5.1.11 Except as otherwise set forth in Exhibit D to this Agreement, at the date hereof, the Borrower has no material Indebtedness of any nature including, but without limitation, liabilities for tax and interest or penalties relating thereto, and the Borrower does not know and has no reasonable ground to know any basis for the assertion against it or any Subsidiary at the date hereof, or at the date hereof of any material Indebtedness;

            5.1.12 (i) Except where failure to file, pay or accrue would not have a materially adverse impact on the condition of the Borrower or any Subsidiary, financial or otherwise, the Borrower and each Subsidiary has duly filed all tax returns and other reports required by law to be filed by them with all proper federal, state and local taxing authorities, and has paid or accrued all taxes, assessments or deficiencies called for by such returns and reports or claimed to be due by any such taxing authority; (ii) the federal, state and local income, franchise and premium tax returns for the Borrower and each Subsidiary for all taxable years ended prior to the dates set forth on Exhibit D to this Agreement have been examined by the Internal Revenue Service or other taxing authority, and no proposed additional taxes, interest or penalties have been asserted for the years examined; (iii) there are no agreements, waivers or other arrangements providing for extensions of time for the assessment or collection of any material unpaid tax against the Borrower, or any Subsidiary, nor are there any actions, suits, proceedings, investigations or claims now pending against the Borrower or any Subsidiary, or any matters under discussion with any federal, state or local authority by any of them, relating to any material amount of unpaid and allegedly owing tax, and (iv) neither the Borrower nor any Subsidiary has any knowledge of any additional assessment or deficiency contemplated by any federal, state or local authority in a materially important amount in connection with any taxes not provided for on their respective books;

            5.1.13 Except as otherwise disclosed in Exhibit D hereto, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary, the Borrower and each Subsidiary has complied with all applicable Laws with respect to: (1) any restrictions, specifications, or other requirements pertaining to products, including the insurance products, that the Borrower or any Subsidiary sell or to the services each performs; (2) the conduct of their respective businesses; and (3) the use, maintenance, and operation of the real and personal properties owned or leased by them in the conduct of their respective businesses;

            5.1.14 No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

            5.1.15 Each consent, approval or authorization of, or filing, registration or qualification with, any Person which is required to be obtained or effected by the Borrower or any Subsidiary in connection with the execution and delivery of this Agreement, the Note, the Warrant and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected, except for the consent of the Arizona Health Care Cost Containment Administration required prior to any change in ownership of MCSA or Ventana;

            5.1.16 Except as otherwise described on Exhibit D hereto, neither the Borrower nor any Subsidiary has a material lease, contract or commitment of any kind (such as employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonus, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); all parties' (including the Borrower and the Subsidiaries) to all such material leases, contracts and other commitments to which the Borrower or any Subsidiary is a party have complied with the provisions of such leases, contracts and other commitments; no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

            5.1.17 Neither the Borrower nor any Subsidiary has made any agreement or has taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loan;

            5.1.18 Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards under ERISA and the Code with respect to each Plan and is in compliance in all material respects with the applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a plan under Title IV of ERISA;

            5.1.19 Except as disclosed in the Exhibit D, the Borrower has no direct or indirect subsidiaries other than AHC, MCSA, Ventana and CHCI and has no ownership interest, directly or indirectly in any other corporation, trust, partnership or other entity, except for a 65% interest in Benova; and

            5.1.19 The Borrower is the sole owner of all of the outstanding shares of common stock of AHC, MCSA and Ventana, and owns 49% of the outstanding shares of common stock of CHCI, in each case, except for the shares of CHCI, free and clear of any claims, liens, charges or encumbrances whatsoever, and has good and marketable title to such shares.

            5.2 Survival. All of the representations and warranties set forth in
Section 5.1 shall survive until all Obligations are satisfied in full, regardless of any investigation made by BCBSTX or on its behalf.

                                   ARTICLE VI
                                    COVENANTS

            The Borrower does hereby covenant and agree with BCBSTX that, so long as any of the Obligations remain unsatisfied (except for the covenant of the Borrower set forth in Section 6.1.18, shall continue in the event BCBSTX elects to convert the outstanding principal balance of the Note at any time in its entirety for common stock, $.01 par value per share, of the Borrower for a period of one year following conversion), it will comply and it will cause its Subsidiaries to comply, with the following covenants:

            6.1 Affirmative Covenants of Borrower.

            6.1.1 The Borrower will use the proceeds of the Loan only for the purposes set forth in Section 2.3.

            6.1.2 The Borrower will furnish BCBSTX:

                  (1) as soon as available and in any event by the August 31 following the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries and consolidated and consolidating statements of operations and cash flows of the Borrower and its Subsidiaries for such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, all in reasonable detail and satisfactory in scope to BCBSTX, all reported on by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

                  (2) as soon as available and in any event no later than such statement is filed by any Subsidiary with a state insurance department or other state agency, a copy of any statement or report required to be filed with such insurance department or state agency in the form filed;

                  (3) as soon as available and in any event within 60 days after the end of each quarter of each fiscal year of the Borrower (other than the quarter ending May 31), a consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of operations and cash flows, and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to the fairness of presentation, generally accepted accounting principles, and consistency by the chief financial officer of the Borrower;

                  (4) simultaneously with the delivery of each set of financial statements referred to in clause (1) above, a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.1.15 and
            6.1.16 on the date of such financial statements and, simultaneously with the delivery of each set of financial statements referred to in clauses (1), (2) and (3) above a certificate stating whether there exists on the date of such certificate any Event of Default and, if any Event of Default exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (5) from time to time such additional information regarding the financial position or business of the Borrower and the Subsidiaries as BCBSTX shall reasonably request; and

                  (6) The Borrower shall provide BCBSTX with a copy of each
            filing it makes with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 within 15 days of the date such report is filed with the Securities and Exchange Commission. The obligation to deliver annual and quarterly financial statements set forth above may be satisfied by the Company by delivering copies of the Company's Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

            6.1.3 The Borrower and the Subsidiaries shall maintain accounting Records in a manner that is sufficient, in all material respects, to reflect fairly the transactions, resources and obligations of the respective companies, and to provide information that is adequate for the preparation of financial statements and other required financial data presenting fairly in all material respects the financial position, results of operations, changes in financial position and other required financial information of the respective companies, in conformity with generally accepted accounting principles.

            6.1.4 The Borrower and its Subsidiaries will maintain their Equipment and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid any such payment, BCBSTX may do so and be reimbursed by the Borrower therefor, such payment by BCBSTX to constitute an Obligation under this Agreement.

            6.1.5 The Borrower and its Subsidiaries will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all material assets owned by them, all in such form and amounts as are consistent with industry practices and with such insurers as may reasonably be satisfactory to BCBSTX. Such policies shall contain a provision whereby they cannot be cancelled except after 30 days' written notice to BCBSTX. Such policies shall name BCBSTX as an additional insured and as a lender loss payee. The Borrower will furnish to BCBSTX such evidence of insurance as BCBSTX may require. The Borrower hereby agrees that, in the event it or any Subsidiary fails to pay or cause to be paid the premium on any such insurance, BCBSTX may do so and be reimbursed by the Borrower therefor, such payment by BCBSTX to constitute an Obligation under this Agreement. The Borrower hereby assigns to BCBSTX any returned or unearned premiums that may be due the Borrower upon cancellation of any such policies for any reason whatsoever effective upon the occurrence of an Event of Default, irrevocably, and directs the insurers to pay BCBSTX any amounts so due. Upon the occurrence of an Event of Default, BCBSTX is hereby appointed the Borrower's attorney-in-fact (without requiring BCBSTX to act as such) to endorse any check which may be payable to the Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by BCBSTX toward satisfaction of any of the Obligations.

            6.1.6 The Borrower and its Subsidiaries will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon them or on any of their property or which any of them is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on their books, but the Borrower and each Subsidiary shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

            6.1.7 The Borrower and its Subsidiaries will, when requested so to do, make available for inspection by duly authorized representatives of BCBSTX their Records, and will furnish BCBSTX any information regarding their business affairs and financial condition within a reasonable time after written request therefor.

            6.1.8 The Borrower and its Subsidiaries will take all necessary steps to preserve their corporate existence, franchises, licenses and certificates of authority and to comply with all present and future Laws, applicable to them in the operation of their respective businesses, and all material agreements to which they are subject.

            6.1.9 The Borrower and its Subsidiaries will keep accurate and complete Records of their respective assets consistent with sound business practices.

            6.1.10 The Borrower and its Subsidiaries will give immediate notice to BCBSTX of: (1) any suit or proceeding in which any of them is a party if an adverse decision therein would require them to pay over more than $50,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving any of them that might materially and adversely affect their operations, financial condition, property or business.

            6.1.11 The Borrower and its Subsidiaries will pay when due (or within applicable grace periods) all Indebtedness (other than intercompany Indebtedness from or to the Borrower and any affiliates of the Borrower), except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower and its Subsidiaries. If default be made by the Borrower or any Subsidiary in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, BCBSTX shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower or such Subsidiary and be reimbursed by the Borrower therefor. Any such payment by BCBSTX shall be deemed an Obligation hereunder.

            6.1.12 The Borrower and its Subsidiaries will notify BCBSTX immediately if any of them becomes aware of the occurrence of any Event of Default or of any Potential Default, or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings hereunder.

            6.1.13 The Borrower and its Subsidiaries will notify BCBSTX thirty
      (30) days in advance of any change in the location of any of their executive offices or of the establishment of any new executive office or the discontinuance of any existing executive office.

            6.1.14 The Borrower will furnish BCBSTX, if and when the Borrower or any Subsidiary (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice, in each case within five days of its receipt.

            6.1.15 The Borrower shall maintain a positive Consolidated Tangible Net Worth of at least $4,500,000 at all times the Loan or any portion thereof is outstanding.

            6.1.16 The Borrower for each fiscal quarter shall have quarterly consolidated revenues determined in accordance with generally accepted accounting principles of at least $12,000,000, provided that in the event the provider contract between AHC and the State of Arizona is terminated for any reason, such quarterly consolidated revenues so determined shall be at least $8,000,000.

            6.1.17 The Borrower will use commercially reasonable efforts, subject to reasonable business judgment, to conduct its business in the manner contemplated by the Business Plan.

            6.1.18 The Borrower shall permit a representative of BCBSTX to attend and observe each meeting of its Board of Directors and each meeting of any committee thereof. The Borrower shall provide BCBSTX with the same notice of the place and time of each such meeting as is provided to Borrower's directors. BCBSTX shall designate to the Borrower the person who is to receive such notice. All costs and expenses incurred by BCBSTX in attending any such meeting shall be borne by BCBSTX. If BCBSTX converts the outstanding balance of the Note at any time in its entirety into common stock, $.01 par value per share, of the Borrower, the Borrower agrees to use its best efforts to cause the nomination and election of one person designated by BCBSTX to serve as a director of the Borrower commencing within 30 days of such request of the Borrower's stockholders held after such conversion of the Note.

            6.1.19 The Borrower shall, at BCBSTX's request, at any time and from time to time, execute and deliver to BCBSTX such financing statements and other documents and do such acts as BCBSTX may deem necessary in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of BCBSTX, free and clear of all liens (other than Permitted Liens), claims and rights of third parties whatsoever.

            6.2 Negative Covenants of Borrower.

            6.2.1 Neither the Borrower nor any Subsidiary will, without the consent of BCBSTX, mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired except for Permitted Liens.

            6.2.2 Neither the Borrower nor any Subsidiary will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business or as otherwise contemplated by this Agreement and surety bonds issued in the ordinary course of business.

            6.2.3 The Borrower will not declare, without the consent of BCBSTX, or pay any dividends, or make any other payment or distribution on account of its capital stock, except that dividends may be paid to the Borrower by any Subsidiary.

            6.2.4 Neither the Borrower nor any Subsidiary will make any loan or advance to any officer, shareholder, director or employee of the Borrower or any Subsidiary, except for temporary advances in the ordinary course of business.

            6.2.5 The Borrower will not, without the consent of BCBSTX, (i) redeem, purchase or retire any of its capital stock and no Subsidiary will issue, redeem, purchase or retire any of its capital stock and (ii) except for the WGB Convertible Note and the WGB Warrant, neither the Borrower nor any Subsidiary will grant or issue any warrant, right or option pertaining to the capital stock of the Borrower or other security convertible into the capital stock of the Borrower.

            6.2.6 Neither the Borrower nor any Subsidiary will prepay any Indebtedness for borrowed money (except the Obligations), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified.

            6.2.7 Neither the Borrower nor any Subsidiary will furnish BCBSTX any certificate or other document that will contain any untrue statement of a material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

            6.2.8 Without the consent of BCBSTX, the Borrower shall not engage in any transaction outside of the ordinary course of the Borrower's business with any of its affiliates.

            6.2.9 Without the consent of BCBSTX, the Borrower will not permit its Subsidiaries to issue any capital stock or any rights, warrants or options to purchase capital stock to any Person other than the Borrower, and if such capital stock is issued to the Borrower, the certificates representing such shares shall be delivered to BCBSTX pursuant to the terms of the Pledge Agreement.

            BCBSTX does hereby covenant and agree with the Borrower as follows:

            6.3 Negative Covenants of BCBSTX.

            6.3.1 For so long as no Event of Default has occurred and is continuing under this Agreement, for a period of one (1) year following the final payment of the Note, BCBSTX will not agree to employ any employee of the Borrower for a period of one year following the termination of such employee's employment with the Borrower, without the Borrower's consent.

            6.3.2 For so long as no Event of Default has occurred and is continuing under this Agreement, for a period of one (1) year following the final payment of the Note, BCBSTX will not disclose or otherwise directly benefit from competition with the Borrower any confidential information disclosed to it by the Borrower or otherwise divert any corporate opportunity rightfully belonging to the Borrower to its own benefit.

                                   ARTICLE VII
                                     DEFAULT

            7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

            7.1.1 The Borrower shall fail to pay any installment of principal of the Loan or any other Obligation when due and such failure shall continue for a period of five days;

            7.1.2 The Borrower shall fail to pay any installment of interest on the Loan or any other Obligation hereunder when due and such failure shall continue for a period of five days;

            7.1.3 The Borrower or any Subsidiary shall fail to observe or perform any other obligation to be observed or performed by them hereunder or under any of the Collateral Documents, and such failure shall continue for 30 days after: (1) notice of such failure from BCBSTX; or (2) BCBSTX is notified of such failure or should have been so notified pursuant to the provisions of Article VI, whichever is earlier;

            7.1.4 The Borrower or any Subsidiary shall fail to pay any Indebtedness (other than intercompany Indebtedness from or to the Borrower and any affiliates of the Borrower) and such failure shall continue beyond any applicable grace period, or the Borrower or any Subsidiary shall suffer to exist any other default under any agreement binding upon the Borrower or any Subsidiary unless, in either instance, the Borrower or such Subsidiary shall have commenced an appropriate action or proceeding challenging in good faith its obligation to make such payment or to perform under such agreement and any action by the holder of such Indebtedness to enforce payment thereof or of the other party to such agreement to require performance or obtain damages under such agreement shall have been effectively suspended, enjoined or otherwise stayed pending a determination in the Borrower's or the Subsidiary's action or proceeding. Such action or proceeding shall be diligently pursued by the Borrower or the Subsidiary or the Borrower shall have otherwise posted a bond (any reimbursement obligations under which shall be subordinate to all rights of BCBSTX hereunder) or additional Collateral in either case in a form and amount satisfactory to BCBSTX;

            7.1.5 Any financial statement, representation, warranty or certificate made or furnished by the Borrower or any Subsidiary to BCBSTX in connection with this Agreement, or as inducement to BCBSTX to enter into this Agreement, or in any separate statement or document to be delivered hereunder to BCBSTX, shall be materially false, incorrect, or incomplete when made;

            7.1.6 The Borrower or any Subsidiary (other than AHC) shall fail to pay its debts as they mature, or shall make an assignment for the benefit of its, or any of its, creditors;

            7.1.7 (i) an order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law ("Bankruptcy Law") adjudicating the Borrower or any Subsidiary (other than AHC) bankrupt or insolvent or (ii) an order, judgment or decree is entered pursuant to the insurance or other laws of any state for the purpose of liquidating, rehabilitating, reorganizing, or conserving any Subsidiary (the "Insolvency Law");

            7.1.8 The Borrower or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator, rehabilitator, conservator or similar official, of the Borrower or any Subsidiary (other than AHC) of any substantial part of the assets of the Borrower or any Subsidiary (other than AHC) or if the Borrower commences a voluntary case under Bankruptcy Law or any Subsidiary or state commences a proceeding for the purpose of liquidating, rehabilitating, reorganizing, or conserving any Subsidiary under the Insolvency Law, whether now or hereafter in effect;

            7.1.9 A petition or application referred to in Section 7.1.8 is filed, or any such proceedings are commenced, against the Borrower or any Subsidiary (other than AHC) and the Borrower or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for the relief is entered in an involuntary case against the Borrower or any Subsidiary (other than AHC) under any Bankruptcy Law or Insolvency Law, as the case may be, as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition or application in any such proceedings, and any such order, judgment or decree remains unstayed and in effect for more than 60 calendar days;

            7.1.10 Any order, judgment or decree is entered in any proceedings against the Borrower or Ventana decreeing the dissolution or liquidation of the Borrower or Ventana and such order, judgment or decree remains unstayed;

            7.1.11 The Borrower or any Subsidiary shall suffer final nonappealable judgments for payment of money aggregating in excess of $50,000 and shall not discharge the same when due unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed;

            7.1.12 The validity or enforceability of this Agreement, the Note, the Warrant or the Collateral Documents shall be contested by the Borrower, or the Borrower shall deny that it has any or further liability or obligation hereunder or thereunder.

            7.2 Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing paragraphs 7.1.1, 7.1.2, 7.1.3, 7.1.4 or 7.1.5, or at the option of BCBSTX, but only upon notice to the Borrower, upon the occurrence of any other Event of Default, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

            7.3 Remedies. After any acceleration, as provided for in Section 7.2, BCBSTX shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, BCBSTX may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Phoenix, Arizona, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), BCBSTX shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least five days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as BCBSTX shall designate. At any such sale or other disposition, BCBSTX may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon BCBSTX under this paragraph, BCBSTX may, to the full extent permitted by applicable Laws:

            7.3.1 Enter upon the premises of the Borrower, exclude therefrom the Borrower or any affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

            7.3.2 At BCBSTX's option, use, operate, manage and control the Collateral in any lawful manner;

            7.3.3 Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

            7.3.4 Maintain, repair renovate, alter or remove the Collateral as BCBSTX may determine in its discretion.

                                  ARTICLE VIII
                             RIGHT OF FIRST REFUSAL

            8.1 Underwritten Public Offering. The Borrower agrees that prior to its or any Subsidiary's entering into an agreement to file a registration statement and effect an underwritten public offering, the Borrower will arrange a meeting with a representative of the underwriters it or its Subsidiary has chosen and representatives of BCBSTX. Following this meeting, the Borrower will or will cause such Subsidiary to offer BCBSTX the opportunity to purchase directly the number of shares of stock in the Borrower or such Subsidiary then contemplated to be included in the offering at the price which, in the case of the Borrower, is equal to the bona fide estimate of the underwriters of the price to the public and, in the case of any Subsidiary, is equal to the mid-point in the range the underwriters recommend for use in the registration statement for such public offering less their usual commission. Thus, in the case of a Subsidiary, if the underwriters contemplate a 1,000,000 share offering, plus a green shoe of 150,000 shares, at a price of $10 - $12, with an underwriting commission of 7%, BCBSTX will be given the opportunity to purchase 1,150,000 shares at 10.23 ($11.00 - .07 times $11.00). The mechanics and legal documentation of the Borrower's or Subsidiary's obligation to offer BCBSTX the right to purchase shares (including the form of stock purchase agreement which will be in a form containing appropriate representations and warranties as are customary in this type of transaction) will be mutually agreed between the Borrower or the Subsidiary and BCBSTX. If BCBSTX does not choose to purchase such shares, the Borrower or the Subsidiary may enter into an agreement with the underwriters in customary form and complete an offering even though the offering may be for fewer shares and at a lower price than originally contemplated; provided that if the public offering price is less than two-thirds (2/3) in the case of the Borrower the bona fide estimate of the underwriter referred to above and in the case of the Borrower or two-thirds (2/3) of the mid-point of the filing range referred to above, the Borrower will again offer BCBSTX the opportunity to purchase such shares at such public offering price in accordance with the foregoing provisions of this Section 8.1.

            8.2 Loans. Prior to incurring any Third Party Financing, the Borrower will, or will cause any Subsidiary to, offer to BCBSTX the opportunity to provide the Borrower funds on the same terms and conditions which it believes are available from a Third Party Financing. The mechanics of this right of first refusal will be mutually agreed upon in the same in spirit as those described for an underwritten public offering so that the Borrower or the Subsidiary is not indirectly blocked from negotiating with a third party. For example, BCBSTX agrees that if the Borrower or the Subsidiary intends to borrow money from a bank, after exploratory discussions with representative bankers, the Borrower or the Subsidiary will describe to BCBSTX the approximate terms and conditions offered by the bank. If BCBSTX wishes to make the loan on substantially the same terms and conditions which the Borrower or a Subsidiary has described, it will be given the opportunity to make the loan. If, however, BCBSTX does not wish to make the loan, the Borrower or the Subsidiary will be free for a reasonable time to negotiate in good faith and conclude a bank loan agreement with an unrelated bank on substantially the same terms and conditions -- it being understood that the amount of the loan may be different, the interest rate may be slightly higher, and the other terms may be slightly different from those originally anticipated by the Borrower or the Subsidiary.

            8.3 Joint Ventures. The Borrower directly or through its Subsidiaries intends to enter into partnerships, limited liability companies and joint ventures with providers and other third parties who offer strategic or financial resources in connection with the Borrower's business plan. Current examples include Benova, Inc. and CHCI. The Borrower or any Subsidiary proposing to engage in any such transaction will negotiate in good faith with BCBSTX, offering to BCBSTX the opportunity to be its strategic partner, if appropriate, and the provider of funds in each of the future joint venture opportunities presented. Neither the Borrower nor any Subsidiary will initiate any such negotiation without first negotiating with BCBSTX.

            8.4 Sale or Merger of the Borrower. The rights of first refusal contemplated herein and described in the preceding Sections 8.1, 8.2 and 8.3 will not prevent the Borrower or a Subsidiary from merging with or being acquired by another unrelated company, subject in each case to BCBSTX's right to offer the economic and strategic equivalent of any merger or acquisition offer.

            8.5 Term. The rights of first refusal contemplated herein and described in the preceding Sections 8.1, 8.2 and 8.3 shall be in effect and enforceable by BCBSTX until the earlier of (i) one year after the conversion of the Note or (ii) payment of the Loan in full, in cash.

                                   ARTICLE IX
                                  MISCELLANEOUS

            9.1 Construction. The provisions of this Agreement shall be in addition to those of any pledge or security agreement, note or other evidence of liability held by BCBSTX, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent BCBSTX from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

            9.2 Further Assurance. From time to time, the Borrower will execute and deliver to BCBSTX such additional documents and will provide such additional information as BCBSTX may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs.

            9.3 Enforcement and Waiver by BCBSTX. BCBSTX shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of BCBSTX in refraining from so doing at any time or times. The failure of BCBSTX at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of BCBSTX are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

            9.4 Expenses. The Borrower and BCBSTX shall each pay their own respective expenses incurred in connection with the negotiation and execution of this Agreement.

            9.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, by an established and reputable overnight express delivery service or by facsimile transmission, as follows, unless such address is changed by written notice hereunder:

            If to the Borrower:

                  Managed Care Solutions, Inc.
                  2510 West Dunlap Avenue
                  Suite 300
                  Phoenix, Arizona  85021
                        Attention:  President
            with a copy to:

                  Bell, Boyd & Lloyd
                  Three First National Plaza
                  70 West Madison Street, Suite 3300
                  Chicago, Illinois  60602
                        Attention: William G. Brown, Esq.

            If to BCBSTX:

                  Blue Cross and Blue Shield of Texas, Inc.
                  901 South Central Expressway
                  Richardson, Texas  75080
                            Attention: Michael Lewis

            with a copy to:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas  75202-3789
                            Attention: Sue P. Murphy

            9.6 Waiver and Release by the Borrower. To the maximum extent permitted by applicable laws, the Borrower releases BCBSTX and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except for its gross negligence or willful misconduct.

            9.7 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised in good faith in a commercially reasonable manner.

            9.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona applicable to contracts made and to be performed in that state applicable to agreements made and to be in that state without regard to conflict of laws provisions.

            9.9 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of BCBSTX. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

            9.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end the provisions hereof are severable.

            9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       MANAGED CARE SOLUTIONS, INC.



                                       By: /s/        James Burns
                                          --------------------------------
                                                                 President




                                       BLUE CROSS AND BLUE SHIELD OF TEXAS,
                                       INC.



                                       By: /s/        Michael R. Lewis
                                          --------------------------------
                                                     Senior Vice President